Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 on Form S-3 to the Registration Statement (No. 333-259247) filed on Form S-1 of Greenidge Generation Holdings, Inc. of our report dated March 31, 2022 relating to the consolidated financial statements, which report appears in Greenidge Generation Holdings, Inc.’s Annual Report for the year ended December 31, 2021.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ArmaninoLLP
Dallas, Texas

September 30, 2022